UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 4, 2015 (March 2, 2015)

ENDO INTERNATIONAL PLC

(Exact Name of Registrant as Specified in Its Charter)

Ireland	001-36326	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 011-353-1-268-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 2, 2015, Endo International plc (“Endo”), announced the execution by certain of its wholly owned subsidiaries of a definitive purchase agreement with Boston Scientific Corporation (“Boston Scientific”) under which Boston Scientific will acquire the American Medical Systems male urology portfolio, which includes the Men’s Health and Prostate Health businesses. The purchase price is $1.6 billion, payable in cash at closing. In addition, $50 million may be payable to Endo in 2017 depending on the performance of the acquired business during calendar year 2016. The purchase price payable at the closing is subject to customary net working capital and net indebtedness adjustments. The transaction is expected to close before the end of the third quarter of 2015, subject to receipt of applicable regulatory clearances and satisfaction of other customary conditions.

The purchase agreement contemplates that Boston Scientific and the subsidiaries of Endo will each receive transitional services from the other for up to three years following the closing of the transaction and will each supply products to the other for a period of two years following the closing, in each case on customary terms and conditions for similar arrangements. In addition, each of the parties will grant to the other perpetual, royalty-free licenses to certain intellectual property as part of the separation of the women’s pelvic health business being retained by Endo from the businesses being acquired by Boston Scientific.

In the purchase agreement, Endo’s subsidiaries and Boston Scientific have made certain customary representations and warranties and have agreed to certain customary covenants, including, but not limited to, certain business conduct restrictions with respect to the Men’s Health and Prostate Health businesses and certain limited covenants not to compete and not to solicit.

The purchase agreement provides that Endo’s subsidiaries and Boston Scientific will indemnify each other for losses arising from certain breaches of the purchase agreement and for certain other matters.

The foregoing description of the purchase agreement does not purport to be complete and is qualified in its entirety by reference to the purchase agreement itself. A copy of the purchase agreement will be filed as an exhibit to Endo’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2015. A copy of the press release announcing the transaction is furnished herewith, attached as Exhibit 99.1 and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities legislation. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect Endo’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Although Endo believes that these forward-looking statements and information are based upon reasonable assumptions and expectations, readers should not place undue reliance on them, or any other forward-looking statements or information in this news release. Investors should note that many factors, as more fully described in the documents filed by Endo with securities regulators in the United States and Canada including under the caption “Risk Factors” in Endo’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and with securities regulators in Canada on System for Electronic Document Analysis and Retrieval (“SEDAR”) and as otherwise enumerated herein or therein, could affect Endo’s future financial results and could cause Endo’s actual results to differ materially from those expressed in forward-looking statements contained in Endo’s Annual Report on Form 10-K. The forward-looking statements in this Current Report on Form 8-K are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause Endo’s actual results to differ materially from expected and historical results. Endo assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities law.

Item 8.01. Other Events.

On March 2, 2015, Endo issued a press release announcing the execution of the definitive purchase agreement among wholly owned subsidiaries of Endo and Boston Scientific under which Boston Scientific will acquire the American Medical Systems male urology portfolio, which includes the Men’s Health and Prostate Health businesses.

As disclosed in the press release, Endo is currently evaluating strategic alternatives for the American Medial Systems’ Women’s Health business.

A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Endo International plc dated March 2, 2015, reporting Endo’s divestiture of American Medical Systems’ Men’s and Prostate Health Businesses to Boston Scientific

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO INTERNATIONAL PLC
(Registrant)

By:	/s/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer

Dated: March 4, 2015

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of Endo International plc dated March 2, 2015, reporting Endo’s divestiture of American Medical Systems’ Men’s and Prostate Health Businesses to Boston Scientific